Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION OF SERIES B PREFERRED STOCK AND WARRANTS

Virginia Beach, VA – May 21, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) is pleased to announce that, in connection with the Company’s recently closed offering of Series B Convertible Preferred Stock (“Preferred Stock”) and Warrants to purchase common stock (the “Warrants”), the underwriters have exercised in full their over-allotment option. The exercise of the over-allotment resulted in the sale of 108,000 shares of Preferred Stock and Warrants to purchase 129,600 shares of common stock.

Gross proceeds from the over-allotment totaled $2.7 million, and the Company intends to use the additional capital, along with the $18 million in gross proceeds generated from the offering, to acquire the three properties described in the prospectus related to this offering which is available through the SEC’s website at www.sec.gov. The Company will use the remaining proceeds towards future acquisitions and general working capital.

The Preferred Stock and Warrants are traded on the Nasdaq Capital Market under the symbols “WHLRP” and “WHLRW”, respectively.

Maxim Group LLC and Newbridge Securities Corporation acted as joint book-running managers of the offering. National Securities Corporation and MLV & Co. were the lead managers of the offering.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking statement

This press release includes forward-looking statements regarding the financing plans of the Company, including statements related to Wheeler’s offering of Preferred Stock and Warrants. Any statement describing the Company’s expectations, financial or other projections is a forward-looking statement and

Wheeler Real Estate Investment Trust Inc. May 21, 2014	Page 2

should be considered an at-risk statement. Specifically, statements herein relating to the Company’s contemplated and other potential future property acquisitions are forward-looking statements. Such statements are subject to certain risks and uncertainties. Wheeler’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of the business and industry. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Wheeler are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC. Copies of these and other documents are available from the Company.

CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Terry Downs
Corporate Secretary		Associate
(757) 627-9088 / robin@whlr.us		(212) 836-9615 / tdowns@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com